Exhibit 99.1

Century Therapeutics Strengthens Position in Autoimmune Disease with Strategic Pipeline Expansion Supported by $60 Million Private Placement and Acquisition of Clade Therapeutics

Century is pursuing additional autoimmune disease regulatory filings for its iPSC derived iNK cell therapy, CNTY-101, beyond CALiPSO-1 trial in SLE, based on the potential of its differentiated profile

Private placement of $60 million led by Bain Capital Life Sciences supports expansion in autoimmune disease; Reinforcing cash runway into 2026

Acquisition of Clade Therapeutics strengthens Century’s position as a leader in allogeneic, iPSC-derived cell therapy through enhancement of pipeline and next generation Allo-EvasionTM platform

Newly expanded pipeline incorporates three additional preclinical-stage programs from Clade’s ab iT platform spanning across cancer and autoimmune diseases

PHILADELPHIA, April 11, 2024 – Century Therapeutics (NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology and autoimmune and inflammatory diseases, today announced plans to expand clinical development for its lead program, CNTY-101, a CD19-targeting iNK cell therapy, into additional autoimmune disease indications. CNTY-101 is currently being evaluated in a clinical trial in B-cell malignancies (ELiPSE-1) as well as a planned clinical trial in systemic lupus erythematosus (SLE) (CALiPSO-1), which is on track to be initiated in the first half of 2024. Century plans to pursue additional autoimmune disease indication regulatory filings in 2024. Century’s increased research and development activities in autoimmune diseases are further supported by a $60 million private placement of its common stock to certain institutional investors. Concurrently, Century announced pipeline and platform enhancements through the acquisition of Clade Therapeutics, Inc. (“Clade”), a privately-held biotech company focused on discovering and delivering engineerable, off-the-shelf, scalable, and consistent stem cell-based medicines, with a focus on iPSC-derived ab T cells. The acquisition brings additional iPSC-focused pipeline programs and technology to Century spanning across cancer and autoimmune diseases.

“Today's news signifies a transformative milestone for Century, as we accelerate and broaden our research and development initiatives in autoimmune diseases and iPSC-derived cell therapy on a larger scale. With support from a distinguished group of investors, coupled with the acquisition of Clade, we are poised for continued success,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century. “We believe this strategic expansion of CNTY-101 into additional autoimmune disease indications, coupled with the incorporation of multiple new next-generation assets into our pipeline, represents an important step forward in our goal to address significant unmet need for patients across these serious diseases. We look forward to initiating CALiPSO-1 in SLE in the first half of this year, as well as the near-term pursuit of additional regulatory filings in autoimmune disease for CNTY-101, and presenting additional clinical data from ELiPSE-1 trial in the middle of this year.”

Autoimmune Expansion

Century is pursuing additional regulatory filings for CNTY-101 in autoimmune disease indications with limited current treatment options and high unmet need. CNTY-101 is a CD19 targeting allogeneic iNK cell therapy with 6 precision gene edits powered by Century’s Allo-EvasionTM technology, which enables repeat dosing without the need for continued lymphodepletion. This provides the opportunity to create tighter control over drug exposure and potentially enable B-cell depletion without causing prolonged B-cell aplasia. Use in autoimmune disease is also supported by Century’s preclinical data demonstrating CNTY-101’s ability to elicit more potent in vitro killing of B-cells from healthy donors and SLE patients as compared to primary CAR-T cells, as well as the encouraging initial safety, efficacy, and translational data from Century’s Phase 1 ELiPSE-1 trial in relapsed/refractory (R/R) non-Hodgkin lymphoma (NHL).

Century plans to evaluate CNTY-101 in moderate to severe SLE in the Phase 1 CALiPSO-1 trial (NCT06255028), the first autoimmune disease indication for its platform. CALiPSO-1 will assess CNTY-101 in patients who have been exposed to two or more standard immunosuppressive therapies. The trial is on track to be initiated in the first half of 2024 with preliminary data expected by the end of 2024. Additional regulatory filings in other prioritized autoimmune disease indications are expected in the second half of 2024.

Private Placement

Century entered into a securities purchase agreement with a select group of institutional investors and accredited investors for an approximately $60 million private placement of its common stock. The private placement is being led by new investors including Bain Capital Life Sciences, Adage Capital Partners LP, Octagon Capital, and Superstring Capital, and existing investors including Casdin Capital, Boxer Capital, Venrock Healthcare Capital Partners, and DAFNA Capital Management, LLC. The private placement is expected to close on April 15, 2024, subject to customary closing conditions.

Century will issue approximately 15,873,011 shares of common stock in the private placement. The shares are being sold at a price of $3.78, which is equal to the closing price of Century’s common stock on the Nasdaq Global Select Market on April 10, 2024. Century intends to use the net proceeds from the private placement to support the expansion of CNTY-101 in autoimmune indications and for working capital and general corporate purposes. Century continues to estimate that its cash, cash equivalents, and investments will support operations into 2026.

The shares of common stock were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (Securities Act), and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Century has agreed to file a registration Statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.

The private placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules).

BofA Securities acted as the sole placement agent for the private placement made to institutional investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares offered in the private placement, nor shall there be any sale of such shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Clade Therapeutics Acquisition

The acquisition of Clade strengthens Century’s position as a leader in allogeneic, iPSC-derived cell therapy through the enhancement of its next generation platform – including novel technology enhancing Century’s efforts on Allo-EvasionTM – and a newly expanded pipeline incorporating three additional preclinical-stage programs from Clade’s ab iT platform spanning across cancer and autoimmune diseases. With favorable terms and synergies between these respective platforms, Century is well-positioned to drive further value in the cell therapy space in the near and long term.

“Under the leadership of a pioneering team of scientists and senior leaders with decades of experience in stem cell biology and iPSC differentiation enabled by significant capital investment from their investors, Clade has established a discovery engine with industry-changing potential,” said Hy Levitsky, M.D., President of R&D of Century. “These efforts have delivered a process capable of exquisitely controlling iPSC differentiation toward definitive hematopoiesis and the generation of adaptive ab CD4+ and CD8+ T cells for the treatment of cancer and autoimmune diseases. This landmark achievement has been widely sought after in the field, replicating the events occurring during T cell development in the thymus to overcome key functional limitations of earlier generation cell therapies and unlock this modality’s seemingly limitless potential. Clade’s impressive achievements also include the creation of three lead therapeutic candidates, which will further enhance Century’s pipeline. Together with Century’s iPSC derived gd T cells and NK cells, these platform advances provide industry-leading capabilities relevant across a range of applications.”

Century’s newly expanded and diversified pipeline incorporates additional next-generation iNK and iT programs spanning targets in cancer, and autoimmune diseases. These programs include CLDE-308, an ab iT cell program targeting CD19 in autoimmune disease and B-cell malignancies, CLDE-361, an ab iT cell program targeting BCMA in myasthenia gravis, and an undisclosed iT cell focused research program in solid tumors.

The aggregate purchase price of the Clade acquisition is approximately $35 million in upfront consideration, comprising of a mix of cash and shares of Century common stock, with the shares of common stock issued based on a price per share representing a 16.7% premium to Century’s closing price on April 10, 2024. The merger is subject to customary closing conditions. An additional one-time milestone payment in an amount of $10 million, payable in cash, shares of Century’s common stock or a combination thereof (at Century’s discretion), will be due upon the achievement of a future clinical milestone.

Goodwin Procter LLP is acting as legal counsel and Lazard acted as financial advisor to Century. Cooley, LLP is acting as legal counsel to Clade Therapeutics.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer and autoimmune and inflammatory diseases that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived cell product candidates are designed to specifically target hematologic and solid tumor cancers, with a broadening application to autoimmune and inflammatory diseases. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer and autoimmune and inflammatory disease care. For more information on Century Therapeutics please visit www.centurytx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding the satisfaction of customary closing conditions with respect to the private placement and the Clade acquisition, the anticipated use of proceeds of the private placement, and our clinical development plans and timelines, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: changes in market conditions prior to the closing of the private offering or the Clade acquisition; our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our dependence on the success of our lead product candidate, CNTY-101; the ability of CNTY-101 to be administered as part of a multi-dose strategy and to enable responses without lymphodepletion; uncertainties inherent in the results of preliminary data, preclinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; the timing of and our ability to initiate and successfully enroll the Phase 1 SLE trial; our ability to successfully integrate operations with Clade Therapeutics; our ability to obtain FDA clearance of our future IND submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Investors/Media: Julie Seidel/ Noor Pahlavi – century@argotpartners.com